EXHIBIT 99.1

WM Announces First Quarter 2025 Earnings

Strong Operational Performance Combined with WM Healthcare Solutions Results Deliver Outsized Growth

WM Adds Two Recycling Automation Projects in Key Markets During the Quarter

Houston — April 28, 2025 — WM (NYSE: WM) today announced financial results for the quarter ended March 31, 2025.

	Three Months Ended		Three Months Ended
	March 31, 2025 (in millions, except per share amounts)		March 31, 2024 (in millions, except per share amounts)
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
Revenue	$6,018	$6,018	$5,159	$5,159
Income from Operations	$1,013	$1,059	$1,016	$1,014
Operating EBITDA(b)	$1,669	$1,715	$1,530	$1,528
Operating EBITDA Margin	27.7%	28.5%	29.7%	29.6%
Net Income(c)	$637	$673	$708	$706
Diluted EPS	$1.58	$1.67	$1.75	$1.75

“Our first quarter results reflect the strong track record of the WM team as we started the year delivering on each of our strategic priorities,” said Jim Fish, WM’s President and CEO. “We continue to deliver disciplined revenue growth and cost optimization in our core business, while advancing our sustainability growth investments and driving value from the Stericycle acquisition. This led to first quarter revenue growth of 16.7% and adjusted operating EBITDA growth of 12.2% compared to the prior year period.(a) These solid first quarter results, as well as the strength and resiliency of our business model, give us confidence we are on pace to achieve our 2025 outlook.”

Fish continued, “Our new medical waste and secure information destruction businesses, together referred to as WM Healthcare Solutions, performed well in the first full quarter as part of WM. Integration efforts are advancing and keeping us on track to achieve our full year synergy targets.”

KEY HIGHLIGHTS FOR the fIRST quarter OF 2025

Operating EBITDA

	First Quarter 2025 ($ in millions)				First Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$1,593	29.5%	$1,620	30.0%	$1,530	29.7%	$1,528	29.6%
WM Healthcare Solutions	76	12.3%	95	15.3%	-	-	-	-
Total Company	$1,669	27.7%	$1,715	28.5%	$1,530	29.7%	$1,528	29.6%

•	Adjusted operating EBITDA for the WM Legacy Business grew 6.0% and margin achieved 30% for the fourth consecutive quarter.(a) The Company’s Collection and Disposal business led the way, driven by organic revenue growth from price, disciplined cost initiatives, and a continued focus on optimizing business mix. The Company’s Recycling Processing and Sales and WM Renewable Energy businesses together contributed $18 million to operating EBITDA growth, primarily due to sustainability growth projects.

•	WM Healthcare Solutions contributed $95 million of adjusted operating EBITDA, in line with expectations.(a) The Company is on track to achieve its targeted synergies of $80 to $100 million in 2025.

Revenue

	First Quarter 2025 ($ in millions)		First Quarter 2024 ($ in millions)
	Amount	Growth	Amount	Growth
WM Legacy Business(d)	$5,399	4.7%	$5,159	5.5%
WM Healthcare Solutions	619	N/A	-	-
Total Company	$6,018	16.7%	$5,159	5.5%

•	Revenue growth of 4.7% in the WM Legacy Business was driven by core price of 6.5% and Collection and Disposal yield of 4.0% as the Company continues its focus on maximizing customer lifetime value.(e)

•	Workday adjusted volumes in the Collection and Disposal business were flat in the quarter with growth in landfill volumes offset by the Company’s strategic exit from low-margin residential collection business.

•	Volume was negatively impacted by 30 basis points from winter weather events in the Company's Eastern Tier.

Operating Expenses

	First Quarter 2025 ($ in millions)				First Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$3,269	60.5%	$3,262	60.4%	$3,140	60.9%	$3,140	60.9%
WM Healthcare Solutions	378	61.1%	378	61.1%	-	-	-	-
Total Company	$3,647	60.6%	$3,640	60.5%	$3,140	60.9%	$3,140	60.9%

•	Adjusted operating expenses as a percentage of revenue for the WM Legacy Business improved 50 basis points, reflecting the Company’s disciplined cost focus driven by a people-first culture, technology adoption, and strategic exit from low-margin residential business.(a)

SG&A Expenses

	First Quarter 2025 ($ in millions)				First Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(d)	$531	9.8%	$517	9.6%	$491	9.5%	$491	9.5%
WM Healthcare Solutions	156	25.2%	146	23.6%	-	-	-	-
Total Company	$687	11.4%	$663	11.0%	$491	9.5%	$491	9.5%

•	SG&A results in the WM Legacy Business demonstrate the Company’s continued focus on cost discipline and optimization.

•	Adjusted SG&A as a percentage of revenue for WM Healthcare Solutions improved 70 basis points sequentially, reflecting the contribution of synergies from the Company’s efforts to integrate and streamline its sales and back-office processes.(a)

Cash Flow and Investments

•	The Company generated $1.21 billion of net cash provided by operating activities, with strong operating EBITDA growth more than offset by working capital timing differences and higher cash interest related primarily to the funding of the Stericycle acquisition. Free cash flow was $475 million, which was in line with the Company’s expectations.(a)

•	During the quarter, the Company continued to progress its investments in sustainability growth projects, investing $128 million in these growth platforms and completing two recycling automation projects in key markets.(f)

Fish concluded, “2025 is off to a strong start, and our team remains focused on driving further improvements in operational efficiency and maximizing growth opportunities from acquisitions and sustainability investments. Our first quarter performance sets us up for another year of robust financial growth.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	Management defines WM Legacy Business as total Company GAAP results excluding the WM Healthcare Solutions segment and net of intercompany eliminations.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $88 per ton compared to about $84 per ton in the prior year period. The average price received for Renewable Fuel Standard credits was $2.59 during the quarter compared to $3.01 in the prior year period. The average price received for natural gas was $3.93 per MMBtu during the quarter compared to $2.27 per MMBtu in the prior year period. The average price received for renewable electricity was about $73 per megawatt hour in the quarter compared to about $62 per megawatt hour in the prior year period.

The Company will host a conference call at 10 a.m. ET on April 29, 2025, to discuss the first quarter 2025 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM also has the largest heavy-duty natural gas truck fleet in the industry in North America. WM Healthcare Solutions provides collection and disposal services of regulated medical waste, as well as secure information destruction services, in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements regarding future performance and results of our business; achievement of targets, financial guidance or outlook; growth and optimization of our business; integration of the Stericycle business and related contributions, results and benefits, including amount and timing of synergies; amount and timing of sustainability investments, upgrades and project completions and related returns, contributions, and benefits; future capital allocation and acquisition spending; drivers of performance, including pricing programs and volume; and assumptions regarding commodity prices, natural gas production, tax credits and renewable fuel programs. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle and achieve the anticipated benefits therefrom, including synergies; legal, regulatory and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle acquisition; failure to maintain an effective system of internal control over financial reporting; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; exposure to different regulatory, legal, financial and economic conditions in international jurisdictions; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changing conditions in the healthcare industry; weakness in general economic conditions and capital markets; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Operating revenues	$6,018	$5,159
Costs and expenses:
Operating	3,647	3,140
Selling, general and administrative	687	491
Depreciation, depletion and amortization	656	514
Restructuring	13	—
(Gain) loss from divestitures, asset impairments and unusual items, net	2	(2)
	5,005	4,143
Income from operations	1,013	1,016
Other income (expense):
Interest expense, net	(232)	(130)
Equity in net income (loss) of unconsolidated entities	5	(19)
Other, net	2	2
	(225)	(147)
Income before income taxes	788	869
Income tax expense	151	162
Consolidated net income	637	707
Less: Net income (loss) attributable to noncontrolling interests	—	(1)
Net income attributable to Waste Management, Inc.	$637	$708
Basic earnings per common share	$1.58	$1.76
Diluted earnings per common share	$1.58	$1.75
Weighted average basic common shares outstanding	402.3	401.7
Weighted average diluted common shares outstanding	403.9	403.5

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$216	$414
Receivables, net	3,588	3,687
Other	651	673
Total current assets	4,455	4,774
Property and equipment, net	19,553	19,340
Goodwill	13,529	13,438
Other intangible assets, net	4,015	4,188
Other	2,934	2,827
Total assets	$44,486	$44,567

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,393	$4,899
Current portion of long-term debt	954	1,359
Total current liabilities	5,347	6,258
Long-term debt, less current portion	22,883	22,541
Other	7,605	7,514
Total liabilities	35,835	36,313
Equity:
Waste Management, Inc. stockholders’ equity	8,650	8,252
Noncontrolling interests	1	2
Total equity	8,651	8,254
Total liabilities and equity	$44,486	$44,567

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$637	$707
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	656	514
Other	152	137
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(237)	9
Net cash provided by operating activities	1,208	1,367
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(3)	(11)
Capital expenditures	(831)	(668)
Proceeds from divestitures of businesses and other assets, net of cash divested	98	15
Other, net	(93)	(91)
Net cash used in investing activities	(829)	(755)
Cash flows from financing activities:
New borrowings	4,993	4,412
Debt repayments	(5,163)	(4,570)
Common stock repurchase program	—	(250)
Cash dividends	(336)	(307)
Exercise of common stock options	25	32
Tax payments associated with equity-based compensation transactions	(45)	(48)
Other, net	(10)	(6)
Net cash used in financing activities	(536)	(737)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	1	(2)
Decrease in cash, cash equivalents and restricted cash and cash equivalents	(156)	(127)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	487	552
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$331	$425

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	March 31,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues(a)	Revenues(a)	Revenues
Commercial	$1,594	$(214)	$1,380	$1,501	$(185)	$1,316
Industrial	940	(199)	741	934	(187)	747
Residential	894	(22)	872	876	(22)	854
Other collection	825	(72)	753	751	(53)	698
Total collection	4,253	(507)	3,746	4,062	(447)	3,615
Landfill(a)	1,193	(353)	840	1,152	(360)	792
Transfer	592	(256)	336	560	(251)	309
Total Collection and Disposal(a)	$6,038	$(1,116)	$4,922	$5,774	$(1,058)	$4,716
Recycling Processing and Sales	465	(81)	384	436	(68)	368
WM Renewable Energy	92	(1)	91	70	(1)	69
WM Healthcare Solutions	627	(8)	619	—	—	—
Corporate and Other(a)	10	(8)	2	11	(5)	6
Total(a)	$7,232	$(1,214)	$6,018	$6,291	$(1,132)	$5,159

(a)	Beginning in the fourth quarter of 2024, the Company adjusted gross and intercompany operating revenues to reflect the 15% royalty paid by WM Renewable Energy to Collection and Disposal and Corporate and Other businesses for the purchase of landfill gas. There was no change to net operating revenues. Prior periods were recast to conform to current year presentation.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended March 31, 2025 vs. 2024
		As a % of		As a % of
		Related		Total
	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$178	4.0%
Recycling Processing and Sales and WM Renewable Energy(c)	1	0.1
Energy surcharges and mandated fees	(2)	(0.9)
Total average yield(d)			$177	3.4%
Volume(e)			4	0.1
Internal revenue growth			181	3.5
Acquisitions			694	13.5
Divestitures			(4)	(0.1)
Foreign currency translation			(12)	(0.2)
Total			$859	16.7%

	Period-to-Period Change for the
	Three Months Ended
	March 31, 2025 vs. 2024
	As a % of Related Business(a)
	Yield	Volume(f)
Commercial	5.8%	0.1%
Industrial	3.2	(1.5)
Residential	5.2	(3.4)
Total collection	4.7	(1.1)
MSW	4.0	3.5
Transfer	5.7	(4.1)
Total collection and disposal	4.0%	0.0%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current period.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	The amounts reported herein represent the changes in our revenues attributable to average yield for the total Company.

(e)	Includes activities from our Corporate and Other businesses.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended
	March 31,
	2025	2024
Net cash provided by operating activities	$1,208	$1,367
Capital expenditures to support the business	(703)	(502)
Proceeds from divestitures of businesses and other assets, net of cash divested	98	15
Free cash flow before sustainability growth investments	603	880
Capital expenditures - sustainability growth investments	(128)	(166)
Free cash flow	$475	$714

	Three Months Ended
	March 31,
	2025	2024
Supplemental Data

Internalization of waste, based on disposal costs	70.7%	68.3%

Landfill depletable tons (in millions)	29.3	29.0

Acquisition Summary(b)

Gross annualized revenue acquired	$11	$1

Total consideration, net of cash acquired	7	3

Cash paid for acquisitions consummated during the period, net of cash acquired	7	2

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	13	18

Landfill Amortization and Accretion Expenses:

	Three Months Ended
	March 31,
	2025	2024
Landfill depletion expense:
Cost basis of landfill assets	$150	$146
Asset retirement costs	33	30
Total landfill depletion expense(c)	183	176
Accretion expense	35	33
Landfill depletion and accretion expense	$218	$209

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	The increase in landfill depletion cost for the three months ended March 31, 2025 as compared to the quarter ended March 31, 2024 was driven by increased volumes, particularly at higher cost sites.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31, 2025
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,013	$788	$151		$637	$1.58
Adjustments:
Stericycle acquisition and integration-related costs(b)	33	33	7		26
Loss from asset impairments, unusual items and other, net(c)	13	13	3		10
	46	46	10		36	0.09
As adjusted amounts	$1,059	$834	$161	(d)	$673	$1.67
Depreciation, depletion and amortization	656
As adjusted operating EBITDA	$1,715

Adjusted operating EBITDA margin	28.5%

	Three Months Ended March 31, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,016	$869	$162		$708	$1.75
Adjustment:
Gain from asset impairments, unusual items and other, net	(2)	(2)	—		(2)	—
As adjusted amounts	$1,014	$867	$162	(d)	$706	$1.75
Depreciation, depletion and amortization	514
As adjusted operating EBITDA	$1,528

Adjusted operating EBITDA margin	29.6%

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	Includes acquisition and integration related costs, severance and retention, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs.

(c)	Primarily due to a legacy loss contingency reserve adjustment and other restructuring costs.

(d)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The first quarter 2025 and 2024 adjusted effective tax rates were 19.2% and 18.6%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Quarter Ended March 31, 2025
		Recycling	WM		Total WM	WM
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$4,922	$384	$91	$2	$5,399	$619	$6,018

Income from Operations, as reported	$1,328	$18	$19	$(327)	$1,038	$(25)	$1,013
Depreciation, depletion and amortization	477	39	15	24	555	101	656
Operating EBITDA, as reported	$1,805	$57	$34	$(303)	$1,593	$76	$1,669

Adjustments:
Stericycle acquisition and integration-related costs(c)	—	—	—	14	14	19	33
Loss from asset impairments, unusual items and other, net(d)	2	4	—	7	13	—	13
	2	4	—	21	27	19	46
Adjusted operating EBITDA	$1,807	$61	$34	$(282)	$1,620	$95	$1,715

Operating EBITDA margin, as reported	36.7%	14.8%	37.4%	N/A	29.5%	12.3%	27.7%
Adjusted operating EBITDA margin	36.7%	15.9%	37.4%	N/A	30.0%	15.3%	28.5%

	Quarter Ended March 31, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$4,716	$368	$69	$6	$5,159

Income from Operations, as reported	$1,279	$19	$21	$(303)	$1,016
Depreciation, depletion and amortization	450	29	8	27	514
Operating EBITDA, as reported	$1,729	$48	$29	$(276)	$1,530

Adjustment:
Gain from asset impairments, unusual items and other, net	(2)	—	—	—	(2)
Adjusted operating EBITDA	$1,727	$48	$29	$(276)	$1,528

Operating EBITDA margin, as reported	36.7%	13.0%	42.0%	N/A	29.7%
Adjusted operating EBITDA margin	36.6%	13.0%	42.0%	N/A	29.6%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The total amount of such fees in income from operations for the three months ended March 31, 2025 and 2024 is $20 million and $22 million, respectively.

(b)	WM Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal businesses for landfill gas. The total amount of royalties in income from operations for the three months ended March 31, 2025 and 2024 is $14 million and $10 million, respectively.

(c)	Includes acquisition and integration related costs, severance and retention, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs.

(d)	Primarily due to a legacy loss contingency reserve adjustment and other restructuring costs.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024
	WM	WM
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$5,399	$619	$6,018	$5,159

Operating expenses, as reported	$3,269	$378	$3,647	$3,140
As a % of revenues	60.5%	61.1%	60.6%	60.9%
Adjustment:
Legacy loss contingency reserve	(7)	—	(7)
Operating expenses, as adjusted	$3,262	$378	$3,640
As a % of revenues	60.4%	61.1%	60.5%

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024
	WM	WM
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,399	$619	$6,018	$5,159

SG&A expenses, as reported	$531	$156	$687	$491
As a % of revenues	9.8%	25.2%	11.4%	9.5%
Adjustment:
Stericycle acquisition and integration-related costs	(14)	(10)	(24)
As adjusted SG&A expenses	$517	$146	$663
	9.6%	23.6%	11.0%

2025 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,750	$5,900
Capital expenditures to support the business	(2,575)	(2,625)
Proceeds from divestitures of businesses and other assets, net of cash divested	100	150
Free cash flow before sustainability growth investments	$3,275	$3,425
Capital expenditures - sustainability growth investments	(600)	(650)
Free cash flow	$2,675	$2,775

(a)  The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2025. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended March 31,
	2025		2024
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$238	1.2%	$191	1.2%
Accretion expense	$35	0.6%	$33	0.6%